UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 10, 2021

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

630 Fifth Avenue, STE 2400
New York, New York
(Address of principal executive offices)
10111
(Zip Code)

Registrant’s telephone number, including area code:   (212) 626-2300

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

The Registrant is filing this amendment (the “8-K Amendment”) to its Current Report on Form 8-K originally filed on September 13, 2021 (the “Original 8-K”) that contained an inadvertent coding error. The Original 8-K inadvertently indicated that the Registrant was filing under Item 5.01 (Changes in Control of Registrant). The Registrant is filing this 8-K Amendment to correct this error and indicate that the Original 8-K should have been coded as being filed under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year), rather than Item 5.01. Other than this correction, the 8-K Amendment does not otherwise change the Original 8-K in any respect.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters discussed below under Item 8.01, solely as related to the Certificate of Correction filed by Chimera Investment Corporation (the “Company”) on September 10, 2021 with the State Department of Assessments and Taxation of Maryland (the “SDAT”), is hereby incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On September 10, 2021, the Company filed with the SDAT a Certificate of Correction (the “Certificate”) confirming that the amendment to the charter of the Company set forth in Articles of Amendment filed by the Company with the SDAT on June 17, 2021 (the “Articles of Amendment”) is of no force or effect.

At the annual meeting of stockholders of the Company held on June 10, 2021, the stockholders of the Company voted on a proposal to consider and approve an amendment to the second paragraph of Section 5.1 of the Company’s charter to declassify the Company’s Board of Directors (the “Amendment”). The proposal was supported by over 98% of the votes cast on the proposal. The Company initially determined that the Amendment was approved by the stockholders by the vote required by the Company’s charter and Maryland law, but recently determined that the Amendment had not received the requisite vote. As a result, the Certificate corrects the second paragraph of Section 5.1 of the Company’s charter to reflect that such paragraph, as in effect prior to the filing of the Articles of Amendment, remains in effect. As a result, the Company’s Board of Directors remains classified. The second paragraph of Section 5.1 is restated in the Certificate as originally in effect.

No directors were elected between the filing of the Articles of Amendment and the Certificate and, therefore, the Articles of Amendment had no effect on director elections. As previously disclosed, on June 10, 2021, Kevin G. Chavers was appointed as a member of the Company’s Board of Directors and the Board of Directors has determined that he will be a Class I director but will stand for election at the 2022 annual meeting of stockholders.

The Company’s Board of Directors continues to believe that declassifying the Board of Directors is in the best interests of the Company and intends to again seek stockholder approval at the 2022 annual meeting of stockholders of an amendment to the Company’s charter to declassify the Board of Directors.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, particularly as related to the Company’s expected items to be considered by its stockholders at the Company’s 2022 annual meeting of stockholders.
Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,”

“assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.7	Certificate of Correction
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
      Chimera Investment Corporation
       By: /s/ Phillip J. Kardis II
             Name:    Phillip J. Kardis II
             Title:    Chief Legal Officer and Secretary
Date: September 13, 2021